UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2023

BIONEXUS GENE LAB CORP.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or another jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3

The Vertical Business Suite II Bangar South

No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by BioNexus Gene Lab Corp. (the “Company”) with the Securities and Exchange Commission on October 16, 2023 (the “Original Report”). It is being filed to update the Company’s disclosure under Item 5.02 of the Original Report to disclose the family relationship between the newly appointed Chief Executive Officer and director and the Company’s Chief Financial Officer (“CFO”). The Original Report otherwise remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Leong has a family relationship with the Company’s CFO, Wei Li Leong. Ms. Wei Li Leong is the daughter of Mr. Leong.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: October 30, 2023	By:	/s/ Chi Yuen Leong
	Name:	Chi Yuen Leong
	Title:	Chief Executive Officer

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